Exhibit 99.02

June 19, 2007

Andrew Rasdal

5555 Oberlin Drive

San Diego, California 92121

Re:                               Separation Agreement

Dear Andy:

This Agreement confirms the terms of your separation of employment with DexCom, Inc. (“DexCom”).

1.                                       Termination Date.  You and DexCom have agreed that you will cease to be President, Chief Executive Officer and an employee of DexCom effective June 19, 2007 (the “Termination Date”).  You will continue to serve as a member of the Board of Directors of DexCom, provided that you agree to resign as a member of the Board of Directors upon the request of the Nominating and Governance Committee of the Board.

2.                                       Payment of Accrued Salary and Reimbursable Expenses. Within three days after the Termination Date, we will deliver to you a final paycheck that includes payment for all accrued salary and accrued vacation.   We will also reimburse you for all reimbursable expenses incurred by you on behalf of DexCom promptly after your submission of appropriate documentation for such expenses and no later than 45 days after your submission.

3.                                       Separation Payment.  Your separation of employment is a termination without “cause” as defined in your Amended and Restated Employment Agreement dated January 31, 2005 (the “Employment Agreement”).  Accordingly, on the Effective Date (the “Release Effective Date”) of the Release Agreement attached as Exhibit A (the “Release”), DexCom will pay you a separation payment of $300,000 in a single lump sum, less applicable withholding and employment taxes.

4.                                     Consulting Services.  For a period of three months following the Termination Date (the “Consulting Period”), upon reasonable notice, you agree to be available during regular business hours, Monday through Friday, to provide transitional consulting services to DexCom as reasonably requested by DexCom, not to exceed forty hours per month.  In consideration of your being available to consult and any consulting services rendered, DexCom will pay you a total of $100,000, less applicable withholding and employment taxes, to be paid ratably on DexCom’s normal payroll dates during the Consulting Period.  DexCom’s obligation to pay for your consulting services is independent of its actual use of your services.

5.                                       Acceleration and Extension of Stock Options.  Commencing on the Release Effective Date you will be entitled, with respect each of your then-outstanding stock options listed on Exhibit B, to purchase, in addition to any shares for which your options have vested and are exercisable on the Termination Date, that number of additional shares for which your options would have vested if you had remained employed by DexCom for one year after the Termination Date, and all such options shall remain exercisable by you for a period of one year after the Termination Date, subject to the other terms and conditions of the options and the plans under which such options were issued.  Any issuance of shares upon your exercise of such options will be subject your payment of applicable withholding taxes to DexCom.

6.                                       No Other Payments or Benefits.  You acknowledge and agree that you are not entitled to any other payments or benefits from DexCom, including but not limited to any further payments or benefits pursuant to the provisions of the Employment Agreement, other than those expressly set forth in this Agreement.

7.                                       Execution of Release.  DexCom represents that, to its knowledge, it is unaware of any fact or circumstance that would lead it to believe that there is a basis for a claim on behalf of DexCom against you and that DexCom has no present intention of making a claim against you.  Based thereon, and for other consideration identified herein, you agree to execute the Release concurrently with this Agreement.  You understand that if you revoke the Agreement, or revoke the Release, as described in paragraph 16 below, DexCom has no obligation to provide you with the benefits set forth in paragraphs 3, 4 and 5 pursuant to this Agreement.

8.                                       Continued Indemnity and Insurance Coverage.  DexCom will continue to indemnify you and maintain Directors and Officers insurance coverage for you at levels which are equivalent to or greater than the current coverage maintained by DexCom.  DexCom will also continue to comply with applicable Delaware law regarding indemnification of current and former officers and directors, DexCom’s current bylaws and your Indemnity Agreement dated August 31, 2005, with DexCom, attached hereto as Exhibit C.  DexCom also agrees to maintain product liability insurance coverage coverage for you at levels which are equivalent to or greater than the current coverage maintained by DexCom.

9.                                       COBRA Coverage.  DexCom will make available to you and your eligible dependents, at your expense, health continuation coverage in accordance with the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) if timely elected by you.

10.                                 Return of Company Property.  By signing below, you represent that on or before the Release Effective Date you will return all the DexCom property in your possession or control.

11.                                 Confidential Information.  You hereby acknowledge that as a result of your employment with DexCom you have had access to DexCom’s confidential information.  You acknowledge your continuing obligations under the Proprietary Information and Inventions Agreement (“Confidentiality Agreement”) you previously executed on January 7, 2002 (a copy of which is attached hereto as Exhibit D).

12.                                 Non-Disparagement.  You agree to use reasonable best efforts to not make, participate in the making of, or encourage any current or former DexCom employees or any other person to make, any statements, written or oral, which disparage or defame the goodwill or reputation of DexCom or its products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under or in concert with any of them.  DexCom agrees that it will use its reasonable best efforts to ensure that DexCom, the members of its Board of Directors, and DexCom’s officers not make, participate in the making of, or encourage any current or former DexCom employees or other persons to make any statements, written or oral, which disparage or defame you or your reputation or the services you have performed for DexCom.  Nothing in this paragraph shall prohibit either party from providing truthful testimony in response to a subpoena or other compulsory legal process.

13.                                 Nonsolicitation.  In consideration of the benefits provide by this Agreement, you agree that for a period of one year after the Termination Date, you will not solicit or induce any employee of DexCom to terminate his or her employment with DexCom.  Nothing in this Agreement prohibits any current or former DexCom employee from contacting you or discussing DexCom, including your or the employee’s employment with DexCom.

14.                                 No Admission of Liability. This Agreement is not and will not be construed or contended to be an admission or evidence of any wrongdoing or liability on your part or the part of DexCom, its representatives, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns.  This Agreement will be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other state or Federal provisions of similar effect.

15.                                 Review of Agreement.  You may take up to twenty-one (21) days from the date you receive this Agreement, to consider whether to accept these terms.  By signing below, you affirm that you have consulted with an attorney before signing this Agreement and were given ample opportunity to do so. You understand that this Agreement will not become effective until you return the original properly signed Agreement to DexCom, Attention: Steven R. Pacelli, Vice President Legal Affairs, 5555 Oberlin Drive, San Diego, California  92121, and after expiration of the revocation period without revocation by you.

16.                                 Revocation of Agreement.  You acknowledge and understand that you may revoke this Agreement, or the Release, by delivering a written notice of revocation to Steven R. Pacelli at the address set forth above any time up to seven (7) days after you sign the applicable document.  After the revocation period has passed, however, you may no longer revoke the applicable agreement.

17.                                 Legal and Equitable Remedies.  Each party shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights or remedies the other party may have at law or in equity for breach of this Agreement.

18.                                 Subsidiaries.  This Agreement is binding on DexCom and all of its subsidiaries, and all of their successors and assigns.

19.                                 Definition.  As used in this Agreement or the Release, a reference to DexCom’s knowledge shall mean the actual knowledge of any of the following persons:   the members of the Board of Directors, the Chief Financial Officer, the Vice President of Legal Affairs, the Senior Director of Quality Assurance and the Vice President of Clinical and Regulatory Affairs.

20.                                 Entire Agreement. This Agreement together with the Release, the Indemnity Agreement and the Confidentiality Agreement is the entire agreement between you and DexCom with respect to the subject matter herein and supersedes all prior negotiations and agreements, whether written or oral, relating to this subject matter.  You acknowledge that neither DexCom nor its agents or attorneys, has made any promise or representation, express or implied, written or oral, not contained in this Agreement to induce you to execute this Agreement.  You acknowledge that you have signed this Agreement voluntarily and without coercion, relying only on such promises, representations and warranties as are contained in this document and understand that you do not waive any right or claim that may arise after the date this Agreement becomes effective.

21.                                 Modification.  By signing below, you acknowledge your understanding that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by your DexCom’s authorized representatives.

22.                                 Governing Law.  This Agreement is governed by, and is to be interpreted according to, the laws of the State of California.

23.                                 Savings and Severability Clause.  Should any court or government agency of competent jurisdiction declare or determine any of the provisions of this Agreement to be illegal, invalid or unenforceable, the remaining parts, terms or provisions shall not be affected thereby and shall remain legal, valid and enforceable. Further, it is the intention of the parties to this Agreement that, if a court, or agency concludes that any claim under the Release may not be released as a matter of law, the General Release in the Release and the Waiver of Unknown Claims in the Release shall otherwise remain effective as to any and all other claims. For purposes of interpretation of this Agreement, each party shall be deemed a drafter of the Agreement.

24.                                 Effective Date.  The effective date of this Agreement shall be the date that is seven (7) days after the date this Agreement was signed, without being subsequently timely revoked, by you.

If this Agreement accurately sets forth the terms of your separation from DexCom and if you voluntarily agree to accept the terms of the separation offered, then please sign below and return this Agreement to Steven R. Pacelli at DexCom.

PLEASE REVIEW CAREFULLY. THIS AGREEMENT CONTAINS A
RELEASE OF KNOWN AND UNKNOWN CLAIMS.

Sincerely,

DEXCOM, INC.

/s/ Donald L. Lucas	Date: June 19, 2007
Donald L. Lucas, Chairman

REVIEWED, UNDERSTOOD AND AGREED:

/s/ Andrew Rasdal	Date: June 19, 2007
Andrew Rasdal

EXHIBIT A

RELEASE AGREEMENT

RELEASE AGREEMENT

As required by the Separation Agreement, dated June 19, 2007, between you and DexCom, Inc. (the “Separation Agreement”) to which this Release Agreement (the “Agreement”) is attached as Exhibit A, this Agreement sets forth below your waiver and release of claims in favor of DexCom, Inc. (the “Company”).

1.                                      General Release and Waiver of Claims.

(a)                                  Full and complete performance by the Company of the payments and obligations set forth in the Separation Agreement satisfy any and all accrued salary, vacation pay, bonus and commission pay, stock-based compensation, profit sharing, termination benefits or other compensation to which you are entitled by virtue of your employment with the Company or your termination of employment.  You acknowledge that you have not filed a complaint or any other claim against the Company based on your employment with or the separation of your employment with the Company.

(b)                                  DexCom represents that, to its knowledge (as defined in the Separation Agreement), it is unaware of any fact or circumstance that would lead it to believe that there is a basis for a claim on behalf of DexCom against you and that DexCom has no present intention of making a claim against you.  Based thereon, and for other consideration set forth in the Separation Agreement, to the fullest extent permitted by law, you hereby release and forever discharge the Company, its officers, directors, employees, agents, representatives, subsidiaries, divisions, affiliated companies, successors and assigns (all of whom are collectively referred to as “Releasees”) from any and all existing claims, demands, causes of action, damages and liabilities, known or unknown, that you ever had, now have or may claim to have had arising out of or relating in any way to your employment or non-employment with the Company through the Effective Date of this Agreement (as defined in Section 10), including, without limitation, claims based on any oral, written or implied employment agreement, claims for wages, bonuses, commissions, stock-based compensation, expense reimbursement, and any claims that the terms of your employment with the Company, or the circumstances of your separation, were wrongful, in breach of any obligation of the Company or in violation of any of your rights, contractual, statutory or otherwise.  Each of the Releasees is intended to be a third party beneficiary of this General Release and Waiver of Claims.

(i)                                    Release of Statutory and Common Law Claims.  Such rights include, but are not limited to, your rights under the following federal and state statutes: the Employee Retirement Income Security Act (ERISA) (regarding employee benefits); the Occupational Safety and Health Act (safety matters); the Family and Medical Leave Act of 1993; the Worker Adjustment and Retraining Act (“WARN”) (notification requirements for employers who are curtailing or closing an operation) and common law; tort; wrongful discharge; public policy; workers’ compensation retaliation; tortious interference with contractual relations, misrepresentation, fraud, loss of consortium; slander, libel, defamation, intentional or negligent infliction of emotional distress; claims for wages, bonuses, commissions, stock-based compensation or fringe benefits; vacation pay; sick pay; insurance reimbursement, medical expenses, and the like.

(ii)                                Release of Discrimination Claims. You understand that various federal, state and local laws prohibit age, sex, race, disability, benefits, pension, health and other forms of discrimination, harassment and retaliation, and that these laws can be enforced through the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor, and similar state and local agencies and federal and state courts.  You understand that if you believe your treatment by the Company violated any laws, you have the right to consult with these agencies and to file a charge with them.  Instead, you have decided voluntarily to enter into this Agreement, release the claims and waive the right to recover any amounts to which you may have been entitled under such laws, including but not limited to, any claims you may have based on age or under the Age Discrimination in Employment Act of 1967 (ADEA; 29 U.S.C. Section 621 et. seq.) (age); the Older Workers Benefit Protection Act (“OWBPA”) (age);  Title VII of the Civil Rights Act of 1964 (race, color, religion, national origin or sex); the 1991 Civil Rights Act; the Vocational Rehabilitation Act of 1973 (disability); The Americans with Disabilities Act of 1990 (disability); 42 U.S.C. Section 1981, 1986 and 1988 (race); the Equal Pay Act of 1963 (prohibits pay differentials based on sex); the Immigration Reform and Control Act of 1986; Executive Order 11246 (race, color, religion, sex or national origin); Executive Order 11141 (age); Vietnam Era Veterans Readjustment Assistance Act of 1974 (Vietnam era veterans and disabled veterans); and California state statutes and local laws of similar effect.

(iii)                            You do not intend to release claims which you may not release as a matter of law (including, but not limited to, indemnification claims under applicable law) or to release any claims for breach of the Separation Agreement or the ongoing obligations of the parties set forth therein (including, but not limited to, indemnification claims under the Indemnity Agreement referred to therein).

2.                                      Waiver of Unknown Claims.  You expressly waive any benefits of Section 1542 of the Civil Code of the State of California (and any other laws of similar effect), which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

3.                                      Covenant Not to Sue.

(a)                                  To the fullest extent permitted by law, you agree that you will not now or at any time in the future pursue any charge, claim, or action of any kind, nature and character whatsoever against any of the Releasees or cause or knowingly permit any such charge, claim or action to be pursued, in any federal, state or municipal court, administrative agency, arbitral forum, or other tribunal, arising out of any of the matters covered by Sections 1 and 2 above.

(b)                                  You agree that you will not pursue, join, participate, encourage, or directly or indirectly assist in the pursuit of any legal claims against the Releasees, whether the claims are brought on your own behalf or on behalf of any other person or entity.

(c)                                  Nothing herein prohibits you from: (1) providing truthful testimony in response to a subpoena or other compulsory legal process, and/or (2) filing a charge or complaint with a government agency such as the Equal Employment Opportunity Commission, the National Labor Relations Board or applicable state anti-discrimination agency.

4.                                      Review of Agreement.  You may take up to twenty-one (21) days from the date you receive this Agreement, to consider whether to sign this Agreement.  By signing below, you affirm that you were advised to consult with an attorney before signing this Agreement and were given ample opportunity to do so. You understand that this Agreement will not become effective until you return the original of this Agreement, properly signed by you, to the Company, Attention: Steven R. Pacelli, Vice President Legal Affairs, 5555 Oberlin Drive; San Diego, California  92121, and after expiration of the revocation period without revocation by you.

5.                                      Revocation of Agreement.  You acknowledge and understand that you may revoke this Agreement by delivering a written notice of revocation to Steven R. Pacelli at the address set forth above any time up to seven (7) days after you sign it.  After the revocation period has passed, however, you may no longer revoke your Agreement.

6.                                      Entire Agreement. This Agreement and the Separation Agreement are the entire agreement between you and the Company with respect to the subject matter herein and supersede all prior negotiations and agreements, whether written or oral, relating to this subject matter.  You acknowledge that neither the Company nor its agents or attorneys have made any promise or representation, express or implied, written or oral, not contained in this Agreement to induce you to execute this Agreement.  You acknowledge that you have signed this Agreement voluntarily and without coercion, relying only on such promises, representations and warranties as are contained in this document and understand that you do not waive any right or claim that may arise after the date this Agreement becomes effective.

7.                                      Modification.  By signing below, you acknowledge your understanding that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by your and the Company’s authorized representatives.

8.                                      Governing Law.  This Agreement is governed by, and is to be interpreted according to, the laws of the State of California.

9.                                      Savings and Severability Clause.  Should any court, arbitrator or government agency of competent jurisdiction declare or determine any of the provisions of this Agreement to be illegal, invalid or unenforceable, the remaining parts, terms or provisions shall not be affected thereby and shall remain legal, valid and enforceable. Further, if a court, arbitrator or agency concludes that any claim under Section 1 above may not be released as a matter of law, the General Release in Section 1 and the Waiver Of Unknown Claims in Section 2 shall otherwise remain effective as to any and all other claims.

10.                               Effective Date.  The effective date of this Agreement (the “Effective Date”) shall be the eighth day following the date this Agreement was signed, without having been revoked within seven (7) days thereafter, by you.

Please sign this Agreement no earlier than your Termination Date (as defined in the Separation Agreement) and return it to Steven R. Pacelli, Vice President Legal Affairs, at DexCom, 5555 Oberlin Drive; San Diego, California  92121.

PLEASE REVIEW CAREFULLY.  THIS AGREEMENT CONTAINS A RELEASE OF KNOWN AND UNKNOWN CLAIMS.

REVIEWED, UNDERSTOOD AND AGREED:

/s/ Andrew Rasdal	Date: June 19, 2007
Andrew Rasdal

DO NOT SIGN PRIOR TO THE TERMINATION DATE

EXHIBIT B

OUTSTANDING DEXCOM STOCK OPTIONS

ANDREW P. RASDAL

Date of	Expiration	Exercise	Number
Grant	Date	Price	Shares

1/2/2002	1/2/2012	$0.30	150,000
1/2/2002	1/2/2012	$0.30	183,333
1/2/2002	1/2/2012	$0.30	191,667
2/10/2004	2/10/2014	$0.50	78,000
3/11/2004	3/11/2014	$0.50	150,000
12/24/2004	12/24/2014	$2.40	32,584
12/24/2004	12/24/2014	$2.40	150,416
12/7/2005	12/7/2015	$14.30	6,993
12/7/2005	12/7/2015	$14.30	93,007

EXHIBIT C

INDEMNITY AGREEMENT

INDEMNITY AGREEMENT

This Indemnity Agreement (this “Agreement”), dated as of August 31, 2005, is made by and between DexCom, Inc., a Delaware corporation (the “Company”), and Andrew P. Rasdal, a director and/or officer of the Company (the “Indemnitee”).

RECITALS

A.            The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance and/or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and because the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

B.            Based on their experience as business managers, the Board of Directors of the Company (the “Board”) has concluded that, to retain and attract talented and experienced individuals to serve as officers and directors of the Company, and to encourage such individuals to take the business risks necessary for the success of the Company, it is necessary for the Company contractually to indemnify officers and directors and to assume for itself maximum liability for expenses and damages in connection with claims against such officers and directors in connection with their service to the Company;

C.            Section 145 of the General Corporation Law of Delaware, under which the Company is organized (the “Law”) empowers the Company to indemnify by agreement its officers, directors, employees and agents, and persons who serve, at the request of the Company, as directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by the Law is not exclusive; and

D.            The Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company free from undue concern for claims for damages arising out of or related to such services to the Company.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Definitions.

1.1          Agent.  For the purposes of this Agreement, “agent” of the Company means any person who is or was a director or officer of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interest of the Company or a subsidiary of the Company as a director or officer of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or an affiliate of the Company; or was a director or officer of a foreign or domestic corporation which was a predecessor corporation of the Company, or was a director or officer of another enterprise or affiliate of the Company at the request of, for the convenience of, or to represent the interests of such predecessor corporation.  The term “enterprise” includes any employee benefit plan of the Company, its subsidiaries, affiliates and predecessor corporations.

1.2          Expenses.  For purposes of this Agreement, “expenses “ includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification or advancement of expenses under this Agreement.

1.3          Proceeding.  For the purposes of this Agreement, “proceeding” means any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever.

1.4          Subsidiary.  For purposes of this Agreement, “subsidiary” means any corporation of which more than fifty percent (50%) of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more of its subsidiaries or by one or more of the Company’s subsidiaries.

2.             Agreement to Serve.  The Indemnitee agrees to serve and/or continue to serve as an agent of the Company, at the will of the Company (or under separate agreement, if such agreement exists), in the capacity the Indemnitee currently serves as an agent of the Company, faithfully and to the best of his ability, so long as he or she is duly appointed or elected and qualified in accordance with the applicable provisions of the charter documents of the Company or any subsidiary of the Company; provided, however, that the Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation that the Indemnitee may have assumed apart from this Agreement), and the Company or any subsidiary shall have no obligation under this Agreement to continue the Indemnitee in any such position.

3.             Directors’ and Officers’ Insurance.  The Company shall, to the extent that the Board determines it to be economically reasonable, maintain a policy of directors’ and officers’ liability insurance (“D&O Insurance “), on such terms and conditions as may be approved by the Board.

4.             Mandatory Indemnification.  Subject to Section 9 below, the Company shall indemnify the Indemnitee:

4.1          Third Party Actions.  If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and

4.2          Derivative Actions.  If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, against any amounts paid in settlement of any such proceeding and all expenses actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company; except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction due to willful misconduct of a culpable nature in the performance of his duty to the Company, unless and only to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the Court of Chancery or such other court shall deem proper.

4.3          Exception for Amounts Covered by Insurance.  Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) to the extent such have been paid directly to the Indemnitee by D&O Insurance.

5.             Partial Indemnification and Contribution.

5.1          Partial Indemnification.  If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred by him or her in the investigation, defense, settlement or appeal of a proceeding but is not entitled, however, to indemnification for all of the total amount thereof, then the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion thereof to which the Indemnitee is not entitled to indemnification.

5.2          Contribution.  If the Indemnitee is not entitled to the indemnification provided in Section 4 for any reason other than the statutory limitations set forth in the Law, then in respect of any threatened, pending or completed proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such proceeding), the Company shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by the Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Indemnitee on the other hand from the transaction from which such proceeding arose and (ii) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts.  The Company agrees that it would not be just and equitable if contribution pursuant to this Section 5.2 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

6.             Mandatory Advancement of Expenses.

6.1          Advancement.  Subject to Section 9.1 below and except as prohibited by law, the Company shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Company or by reason of anything done or not done by him in any such capacity.  The Indemnitee hereby undertakes to promptly repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Certificate of Incorporation or Bylaws of the Company, the Law or otherwise.  The advances to be made hereunder shall be paid by the Company to the Indemnitee within thirty (30) days following delivery of a written request therefor by the Indemnitee to the Company.

6.2          Exception.  Notwithstanding the foregoing provisions of this Section 6, the Company shall not be obligated to advance any expenses to the Indemnitee arising from a lawsuit filed directly by the Company against the Indemnitee if an absolute majority of the members of the Board reasonably determines in good faith, within thirty (30) days of the Indemnitee’s request to be advanced expenses, that the facts known to them at the time such determination is made demonstrate clearly and convincingly that the Indemnitee acted in bad faith.  If such a determination is made, the Indemnitee may have such decision reviewed by another forum, in the manner set forth in Sections 8.3, 8.4 and 8.5 hereof, with all references therein to “indemnification” being deemed to refer to “advancement of expenses,” and the burden of proof shall be on the Company to demonstrate clearly and convincingly that, based on the facts known at the time, the Indemnitee acted in bad faith.  The Company may not avail itself of this Section 6.2 as to a given lawsuit if, at any time after the occurrence of the activities or omissions that are the primary focus of the lawsuit, the Company has undergone a change in control.  For this purpose, a change in control shall mean a given person or group of affiliated persons or groups increasing their beneficial ownership interest in the Company by at least twenty (20) percentage points without advance Board approval.

7.             Notice and Other Indemnification Procedures.

7.1          Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

7.2          If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7.1 hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the

Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such D&O Insurance policies.

7.3          In the event the Company shall be obligated to advance the expenses for any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to the Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that:  (a) the Indemnitee shall have the right to employ his or her own counsel in any such proceeding at the Indemnitee’s expense and (b) if (i) the employment of counsel by the Indemnitee has been previously authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company.

8.             Determination of Right to Indemnification.

8.1          To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceeding referred to in Section 4.1 or 4.2 of this Agreement or in the defense of any claim, issue or matter described therein, the Company shall indemnify the Indemnitee against expenses actually and reasonably incurred by him or her in connection with the investigation, defense or appeal of such proceeding, or such claim, issue or matter, as the case may be.

8.2          In the event that Section 8.1 is inapplicable, or does not apply to the entire proceeding, the Company shall nonetheless indemnify the Indemnitee unless the Company shall prove by clear and convincing evidence to a forum listed in Section 8.3 below that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such indemnification.

8.3          The Indemnitee shall be entitled to select the forum in which the validity of the Company’s claim under Section 8.2 hereof that the Indemnitee is not entitled to indemnification will be heard from among the following, except that the Indemnitee can select a forum consisting of the stockholders of the Company only with the approval of the Company:

(a)           A quorum of the Board consisting of directors who are not parties to the proceeding for which indemnification is being sought;

(b)           The stockholders of the Company;

(c)           Legal counsel mutually agreed upon by the Indemnitee and the Board, which counsel shall make such determination in a written opinion;

(d)           A panel of three arbitrators, one of whom is selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected; or

(e)           The Court of Chancery of Delaware.

8.4          As soon as practicable, and in no event later than thirty (30) days after the forum has been selected pursuant to Section 8.3 above, the Company shall, at its own expense, submit to the selected forum its claim that the Indemnitee is not entitled to indemnification, and the Company shall act in the utmost good faith to assure the Indemnitee a complete opportunity to defend against such claim.

8.5          If the forum selected in accordance with Section 8.3 hereof is not a court, then after the final decision of such forum is rendered, the Company or the Indemnitee shall have the right to apply to the Court of Chancery of Delaware, for the purpose of appealing the decision of such forum, provided that such right is executed within sixty (60) days after the final decision of such forum is rendered.  If the forum selected in accordance with Section 8.3 hereof is a court, then the rights of the Company or the Indemnitee to appeal any decision of such court shall be governed by the applicable laws and rules governing appeals of the decision of such court.

8.6          Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Section 8 involving the Indemnitee and against all expenses incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the material claims and/or defenses of the Indemnitee in any such proceeding was frivolous or not made in good faith.

9.             Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

9.1          Claims Initiated by Indemnitee.  To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings specifically authorized by the Board or brought to establish or enforce a right to indemnification and/or advancement of expenses arising under this Agreement, the charter documents of the Company or any subsidiary or any statute or law or otherwise, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board finds it to be appropriate; or

9.2          Unauthorized Settlements.  To indemnify the Indemnitee hereunder for any amounts paid in settlement of a proceeding unless the Company consents in advance in writing to such settlement, which consent shall not be unreasonably withheld; or

9.3          Securities Law Actions.  To indemnify the Indemnitee on account of any suit in which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of

Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or

9.4          Unlawful Indemnification.  To indemnify the Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.  In this respect, the Company and the Indemnitee have been advised that the Securities and Exchange Commission takes the position that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication.

10.          Non-Exclusivity.  The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements or otherwise, both as to action in the Indemnitee’s official capacity and to action in another capacity while occupying his position as an agent of the Company, and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

11.          General Provisions.

11.1        Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement of expenses to the Indemnitee to the fullest extent now or hereafter permitted by law, except as expressly limited herein.

11.2        Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, then:  (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 11.1 hereof.

11.3        Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

11.4        Subrogation.  In the event of full payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary or desirable to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

11.5        Counterparts.  This Agreement may be executed in one or more counterparts, which shall together constitute one agreement.

11.6        Successors and Assigns.  The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.

11.7        Notice.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given:  (a) if delivered by hand and signed for by the party addressee; or (b) if mailed by certified or registered mail, with postage prepaid, on the third business day after the mailing date.  Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice.

11.8        Governing Law.  This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.

11.9        Consent to Jurisdiction.  The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement.

11.10      Attorneys’ Fees.  In the event Indemnitee is required to bring any action to enforce rights under this Agreement (including, without limitation, the expenses of any Proceeding described in Section 1.3) the Indemnitee shall be entitled to all reasonable fees and expenses in bringing and pursuing such action, unless a court of competent jurisdiction finds each of the material claims of the Indemnitee in any such action was frivolous and not made in good faith.

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the parties hereto have entered into this Indemnity Agreement effective as of the date first written above.

COMPANY – DEXCOM, INC.		INDEMNITEE:

By:	/s/ Steven Kemper	/s/ Andrew P. Rasdal

Name:	Steven Kemper	Name: Andrew P. Rasdal

Title:	CFO

Address: 5555 Oberlin Drive

San Diego, CA 92121

[SIGNATURE PAGE TO DEXCOM, INC. INDEMNITY AGREEMENT]

EXHIBIT D

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

DEXCOM, INC.

EMPLOYEE PROPRIETARY INFORMATION

AND INVENTIONS AGREEMENT

In consideration of my employment or continued employment by Dexcom, Inc.  (the “Company”), and the compensation now and hereafter paid to me, I hereby agree as follows:

1.                                      Nondisclosure

1.1    Recognition of Company’s Rights; Nondisclosure.  At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company’s Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing.  I will obtain Company’s written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information.  I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

1.2    Proprietary Information.  The term “Proprietary Information” shall mean any and all confidential and/or proprietary knowledge, data or information of the Company.  By way of illustration but not limitation, “Proprietary Information” includes (a) information relating to products, processes, know-how, designs, drawings, clinical data, test data, formulas, methods, samples, media and/or cell lines, developmental or experimental work, improvements, and discoveries (hereinafter collectively referred to as “Inventions”); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company.  Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

1.3    Third Party Information.  I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

1.4    No Improper Use of Information of Prior Employers and Others.  During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person.  I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.                                      Assignment of Inventions.

2.1     Proprietary Rights.  The term “Proprietary Rights” shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

2.2     Prior Inventions.  Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement.  To preclude any possible uncertainty, I have set forth on Exhibit B (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as “Prior Inventions”).  If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit B but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit B for such purpose.  If no such disclosure is attached, I represent that there are no Prior Inventions.  If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention.  Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company’s prior written consent.

2.3     Assignment of Inventions.  Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company.  Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as “Company Inventions.”

2.4     Nonassignable Inventions.  This Agreement does not apply to an Invention which qualifies fully as a nonassignable Invention under Section 2870 of the California Labor Code (hereinafter “Section 2870”).  I have reviewed the notification on Exhibit A (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification.

2.5     Obligation to Keep Company Informed.  During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others.  In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment.  At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief.  The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870.  I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

2.6     Government or Third Party.  I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

2.7     Works for Hire.  I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101).

2.8     Enforcement of Proprietary Rights.  I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries.  To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof.  In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee.  My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company’s request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me.  I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3.                                      Records.  I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4.                                      Additional Activities.  I agree that during the period of my employment by the Company I will not, without the Company’s express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company.  I agree further that for the period of my employment by the Company and for one (l) year after the date of termination of my employment by the Company I will not, either directly or through others, solicit or attempt to solicit any employee, independent contractor or consultant of the company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or entity.

5.                                      No Conflicting Obligation.  I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company.  I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6.                                      Return of Company Documents.  When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company.  I further agree that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.  Prior to leaving, I will cooperate with the Company in completing and signing the Company’s termination statement.

7.                                      Legal and Equitable Remedies.  Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8.                                      Notices.  Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing.  Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

9.                                      Notification of New Employer.  In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

10.                               General Provisions.

10.1     Governing Law; Consent to Personal Jurisdiction.  This Agreement will be governed by and construed according to the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents.  I hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Diego County, California for any lawsuit filed there against me by Company arising from or related to this Agreement.

10.2     Severability.  In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.  If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

10.3     Successors and Assigns.  This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

10.4     Survival.  The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

10.5     Employment.  I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company’s right to terminate my employment at any time, with or without cause.

10.6     Waiver.  No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach.  No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right.  The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

10.7     Entire Agreement.  The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period.  This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged.  Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

This Agreement shall be effective as of the first day of my employment with the Company, namely:  January 2, 2002 (hire date).

I Acknowledge that, in executing this Agreement, I have had the opportunity to seek the advice of independent legal counsel, and I have read and understood all of the terms and provisions of this agreement.  This Agreement shall not be construed against any party by reason of the drafting or preparation hereof.

I have read this Agreement carefully and understand its terms.  I have completely filled out Exhibit B to this Agreement.

Dated:  January 2, 2002

Andrew P. Rasdal
Print Name

/s/ Andrew P. Rasdal
Signature

Accepted and Agreed To:

Dexcom, Inc.

By:	/s/ John Burd

Title:	CEO

(Address)

Dated:	January 2, 2002

Exhibit A

LIMITED EXCLUSION NOTIFICATION

This is to notify you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and the Company does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company’s equipment, supplies, facilities or trade secret information except for those inventions that either:

1.                  Relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company;

2.                  Result from any work performed by you for the Company.

To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

I acknowledge receipt of a copy of this notification.

	By:	Andrew P. Rasdal
Print Name

/s/ Andrew P. Rasdal
Signature

	Date:	January 2, 2002

Witnessed by:

/s/ John Burd
(Printed Name of Representative)

A-1

Exhibit B

TO:	Dexcom, Inc.

FROM:	Andrew P. Rasdal

DATE:	January 2, 2002

SUBJECT:	Previous Inventions

1.                                       Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by [Company] (the “Company”) that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

☒                                  No inventions or improvements.

☐                                    See below:

☐                                    Additional sheets attached.

2.                   Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

	Invention or Improvement	Party(ies)	Relationship

1.

2.

3.

☐                          Additional sheets attached.